EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statement on Form S-8 (File No. 333-05581).






ARTHUR ANDERSEN LLP

West Palm Beach, Florida,
   May 14, 1999.